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     INTERMAGNETICS
IGC--------------------------------
     GENERAL CORPORATION
FOR IMMEDIATE RELEASE                                CONTACT: GLENN EPSTEIN
NASDAQ: IMGC                                                  CHAIRMAN & CEO
                                                     CONTACT: CATHY YUDZEVICH
                                                              IR MANAGER
                                                              (518) 782-1122

              INTERMAGNETICS TO DIVEST POLYCOLD SUBSIDIARY TO FOCUS
                      ON EXPANDING MEDICAL DEVICES BUSINESS

     o HELIX TECHNOLOGY TO BUY BUSINESS FOR $49.2 MILLION IN CASH AT CLOSING, PLUS ASSUMPTION OF POST-CLOSE TAX OBLIGATION
     o   PROCEEDS TO BE USED TO SUBSTANTIALLY REDUCE ACQUISITION DEBT
     o   SALE EXPECTED TO CLOSE MID-FEBRUARY 2005, WILL RESULT IN SUBSTANTIAL
         GAIN
     o   INTERMAGNETICS REAFFIRMS Q2 GUIDANCE

LATHAM, NY, DECEMBER 16, 2004--Intermagnetics General Corporation (NASDAQ: IMGC) today announced that it has signed a definitive agreement to sell its Polycold Systems subsidiary to Helix Technology Corporation (NASDAQ: HELX) for $49.2 million in cash at closing plus the assumption of a post-close tax obligation of about $3.3 million. The transaction, approved by both companies' boards of directors, is subject to customary closing conditions, including regulatory approval and is scheduled to close in mid-February 2005.

"Polycold has been a very positive contributor to Intermagnetics' growth in revenue, earnings and cash flow over the past couple of years," said Glenn H. Epstein, chairman and chief executive officer of Intermagnetics. "However, we believe that our shareholders' long-term interests are best served by focusing our resources on our expanded and growing medical devices business. We have strengthened our position in the medical devices marketplace with our acquisitions of Invivo and MRI Devices during 2004. The proceeds from the Polycold sale will enable us to substantially reduce debt associated with those acquisitions and will provide even broader flexibility in considering other strategic initiatives to further grow Intermagnetics.

"We are confident that Polycold and its customers will benefit from Helix's expertise in vacuum technology and its well-known reputation within this market," Epstein said. "Polycold is having an outstanding year and is well positioned for continued growth. As we have demonstrated in the past, we take great pride in placing our divested operations with strategic buyers that value not only the physical assets, but the people that have made the business successful. We believe that this transaction is in everyone's best interests, including the customers, employees and shareholders of both Intermagnetics and Helix."

Michael Burke, chief financial officer of Intermagnetics, said: "Using the proceeds of this sale to substantially reduce our bank debt further strengthens our balance sheet and provides us increased financial flexibility to pursue incremental growth opportunities. We anticipate that the Polycold sale will result in a large gain - in excess of $30 million pre-tax, or about $0.70 EPS - depending on final adjustments to our cost basis and associated closing expenses." Burke said the total transaction value of nearly $53 million will consist of $49.2 million to be paid in cash at closing followed by a subsequent payment by Helix of up to a maximum of $3.3 million to reimburse Intermagnetics for certain tax obligations.

                                     -More-


     P.O. Box 461 o Latham, New York 12110-0461 o USA o Tel. (518) 782-1122
                   Fax (518) 786-8214 o www.intermagnetics.com
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Burke also reaffirmed the company's previously issued guidance for second quarter revenue and earnings. Results are scheduled to be released post-market on December 20, 2004. "The anticipated effect of the transaction on our full-year reported EPS-ending May 29 2005-is clearly going to be beneficial," Burke continued. "From an ongoing operational perspective, we expect to subtract a little more than one quarter's worth of Polycold's revenue, earnings and cash flow from our consolidated results. We anticipate that the overall impact to prior guidance for FY 2005 operating earnings and EBITDA will be quite modest as we plan to apply the sale proceeds to substantially reduce our debt servicing costs. Further details will be provided when the transaction is closed."

Following the sale of Polycold, Intermagnetics will consist of four businesses: the Magnet Business Group, which designs, manufactures and sells superconducting magnets for magnetic resonance imaging (MRI) systems; Invivo Diagnostic Imaging, which designs, manufactures and sells radio frequency (RF) coils and related sub-systems used by MRI systems; Invivo Patient Care, which designs, manufactures and sells patient monitoring systems; and SuperPower, Inc., which is developing second-generation, high-temperature superconducting (HTS) materials and related devices designed to enhance capacity, reliability and quality of transmission and distribution of electrical power.

A conference call to discuss Q2 results and the Polycold transaction is scheduled for Tuesday, December 21st beginning at 11a.m. EST. The call will be broadcast live and archived over the Internet through the company's web site www.intermagnetics.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is (201) 689-8037. No conference code is required for the live call.

INTERMAGNETICS (www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in its expanding businesses within Medical Devices that encompass Magnetic Resonance Imaging (MRI) Magnet Systems, Invivo Diagnostic Imaging (focusing on MRI components and imaging sub-systems) and Invivo Patient Care (focusing on monitoring and other patient care devices). Intermagnetics is also a key supplier to the markets within Instrumentation and has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems & components and other specialized high-value added devices.

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Safe Harbor Statement: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Intermagnetics cannot provide assurances that the disposition of the business will be completed due to certain risks and uncertainties, including but not limited to: possible future legal proceedings; the parties' ability to meet closing requirements including all conditions precedent. Other risks and uncertainties include the company's ability to meet the performance, quality and price requirements of our customers and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; the ability of the company's largest customer to maintain and grow its share of the market for MRI systems; the company's ability to successfully integrate recent acquisitions; and the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potentially adverse impact of competitive emerging patents, as well as other risks and uncertainties set forth herein and in the company's Annual Report on Forms 10-K and 10-Q. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.